Exhibit 99.1

                        CORRECTING and REPLACING Serena
        Software Reports Second Quarter Fiscal 2006 Results; GAAP EPS of
      $0.18; Non-GAAP EPS of $0.32; $32 Million Cash Flow From Operations


    SAN MATEO, Calif.--(BUSINESS WIRE)--Aug. 18, 2005--In BW5629 issued Aug. 18, 2005: In the Condensed Consolidated Balance Sheets financial table, the Total Stockholders' Equity in the column with the heading July 31, 2005, should read: 274,723 (sted: 274,273).

    The corrected release reads as follows:

    SERENA SOFTWARE REPORTS SECOND QUARTER FISCAL 2006 RESULTS; GAAP EPS OF $0.18; NON-GAAP EPS OF $0.32; $32 MILLION CASH FLOW FROM
OPERATIONS

    Serena Software (NASDAQ: SRNA), the largest company solely focused on managing change in the IT environment, announced today results for the second quarter ending July 31, 2005.
    Total revenue was $59.4 million in the second quarter of fiscal 2006 and represented a 14% increase over the second quarter of fiscal 2005. Software license revenue was $18.8 million, maintenance revenue increased to $34.2 million, up 33% year over year and service revenues were $6.4 million for the second quarter of fiscal 2006. License revenue for the second quarter from software change management was 86% of total license revenue and 64% of total license revenue came from distributed systems platforms.
    Net income and net income per fully-diluted share computed in accordance with generally accepted accounting principles ("GAAP") for the second quarter of fiscal 2006 increased to $8.5 million and $0.18 from $0.3 million and $0.01 in the same quarter a year ago.
    Non-GAAP net income and net income per diluted share for the second quarter of fiscal 2006 increased 24% and 33%, respectively, to $16.5 million and $0.32 from $13.3 million and $0.24 in the second quarter of fiscal 2005.
    Non-GAAP net income and net income per share exclude amortization of intangible assets and charges relating to the purchase accounting adjustments for the acquisition of Merant, stock-based compensation, amortization of acquired technology and other intangible assets, restructuring, acquisition and other charges, and acquired in-process research and development. For periods prior to the second quarter, reported non-GAAP net income and net income per share also exclude the revenue impact of the deferred maintenance write-down to fair value. A reconciliation of non-GAAP to GAAP financial results is included in this press release.
    Total cash and equivalents, restricted cash and investments as of July 31, 2005 was $186 million and cash flow from operations for the second quarter was $32 million. Total deferred revenue was $79.8 million. Days sales outstanding in the second fiscal quarter were 45 days, representing a 24 day sequential improvement from 69 days in the prior quarter. The Company repurchased 0.7 million shares of its common stock in the open market during the second quarter of fiscal 2006 for an aggregate price of $14.2 million.
    "I am pleased we achieved the preliminary results we announced earlier this month, including delivering non-GAAP earnings per share within our original guidance," said Mark Woodward, President and CEO. "Our solid profitability and strong cash flows demonstrate the strength of our business model and the satisfaction within our customer base."
    The Company also announced its financial outlook for the third quarter of fiscal 2006. Third quarter total revenues on a GAAP basis are expected to be in the range of $60 million to $61 million and non-GAAP net income per fully diluted share is expected to be between $0.32 and $0.33. GAAP net income per fully diluted share is expected to be between $0.18 and $0.19.

    Second Quarter Highlights

    -- Announced powerful new process capabilities in the world's most popular suite for team-based application development. Serena Professional 9 increases visibility and control over the development process and offers enhanced support for regulatory compliance.

    -- Announced that Serena was named to the SD Times 100 for third consecutive year. Serena was recognized for the successful Merant acquisition, propelling the company to a leadership position in managing change across IT.

    -- Announced that Serena RTM was named the top requirements management solution by Yphise. According to Yphise, Serena RTM proved the best requirements management product overall for lowering the cost of application maintenance.

    -- Launched Serena ProcessView software to visualize and prototype business applications, enabling business users and IT to collaborate for faster, more accurate development.

    -- Eclipse Foundation and Serena Software announced the approval of the Eclipse Application Lifecycle Framework project, a new Eclipse project proposed by Serena to offer developers an open platform for application lifecycle management.

    --  Demonstrated ProcessView Composer integration with the
        Microsoft Visual Studio Team System at TechEd 2005 in Orlando, Florida June 5-10, 2005, showing how it enables business users to rapidly visualize application requirements while integrating with VSTS to collaborate more effectively with IT architects, developers and testers.

    -- Announced a new single site offering of Serena Collage, focused on the SMB market, making web content management affordable to organizations of any size.

    GAAP to non-GAAP Reconciliation

    Serena management evaluates and makes operating decisions using various operating measures. These measures are generally based on the revenues of its product, maintenance and services operations and certain costs of these operations, such as cost of revenues, research and development, sales and marketing and general and administrative expenses. Such measures include non-GAAP net income and non-GAAP net income per share. Collectively, we refer to these non-GAAP financial measures as "non-GAAP measures." We have outlined below the type and scope of the amounts excluded in calculating these non-GAAP measures and the limitations on the use of these non-GAAP measures as a result of these exclusions. These non-GAAP measures are not an alternative to net income as calculated in accordance with GAAP. Investors and potential investors in our securities should not rely on the use of these non-GAAP measures as a substitute for any GAAP financial measure. In addition, our calculation of these non-GAAP measures may or may not be consistent with that of other companies. We strongly urge investors and potential investors to review the reconciliations to the comparable GAAP financial measures that are included below and not to rely on any single financial measure to evaluate our business.
    Serena views non-GAAP net income and non-GAAP earnings per share as operating performance measures, and as such it believes that the GAAP financial measures most directly comparable to them are net income and net income per share, respectively. Non-GAAP net income and net income per share differ from comparable GAAP measures in that they exclude the amortization of intangible assets and charges relating to the purchase accounting adjustments for the acquisition of Merant, amortization of acquired technology and intangible assets, stock based compensation, restructuring, acquisition and other charges.
    Management believes it is useful in measuring Serena's operations to exclude amortization of intangible assets and charges relating to the purchase accounting adjustments for the acquisition of Merant because these costs are primarily fixed at the time of the acquisition and generally cannot be changed by management in the short term, or represent significant costs not related to current operations. Non-GAAP net income and non-GAAP earnings per share are helpful in highlighting trends in its core business that may not otherwise be apparent when relying solely on GAAP financial measures, because these non-GAAP measures eliminate from net income financial items that have less bearing on Serena's operating performance. The Merant acquisition was a particularly large acquisition in Serena's history, and management believes the impact of charges relating to the acquisition can make it more difficult to evaluate the trends of Serena's underlying business, including the performance of its products, maintenance and services operations. Serena believes it is useful to investors to see how management separates initial transaction costs from its view of Serena's current and future continuing operations. Management also believes that these non GAAP measures facilitate comparison of the current operating performance of the combined Serena and Merant operations to the past performance of Serena and Merant as separate companies, as it permits the comparison of operating results of the separate companies, viewed together, to Serena's current operating results without the impact of charges relating to the acquisition process rather than the underlying operations of the two companies.
    Serena's management uses these non-GAAP measures as supplemental financial measures to evaluate the performance of Serena's business because, when viewed with Serena's GAAP results and the accompanying reconciliations, it believes they provide a more complete understanding of factors and trends affecting its business than GAAP results alone. Serena uses these measures to make forecasting, budgeting and operating decisions such as establishment of operating targets, budgets and bonus compensation.
    Serena communicates these non-GAAP measures to the public through its earnings releases because we understand that they are financial measures commonly used by analysts that cover our industry and our investor base to evaluate our performance. For example, based on communications with analysts and investors, Serena understands that some analysts and investors may value companies based on a measure of discounted future cash flows and that Serena's non-GAAP financial measures can be useful to such analysts in performing such valuations. Management believes that presenting these non-GAAP measures provides investors and analysts with an additional base line for assessing the future earnings potential of Serena. Serena prefers to allow investors to have these supplemental measures since, with reconciliation to GAAP, they may provide additional insight into its financial results.
    Non-GAAP measures should not be considered a substitute for measures of financial performance prepared in accordance with GAAP. Investors are encouraged to look at GAAP results as the best measure of financial performance. For example, amortization of acquired technology and intangible assets are important to consider because they may represent initial expenditures that under GAAP are reported across future fiscal periods. Stock based compensation and restructuring and acquisition related charges are important because they may represent obligations of Serena that should be considered. All of these metrics are important to financial performance generally. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results.
    Though Serena management finds its non-GAAP measures useful in evaluating the performance of its business, its reliance on these measures is limited because items excluded from such measures often have a material effect on its net income and net income per share calculated in accordance with GAAP. Management compensates for the above-described limitations of using a non-GAAP measure by using these non-GAAP measures to supplement Serena's GAAP results to provide a more complete understanding of the factors and trends affecting our business.

    Commentary Available

    A conference call to discuss the preliminary results is scheduled for 2:00 PM Pacific time today and may be accessed live via the Internet at www.companyboardroom.com or www.serena.com/Q206results. A replay of the call will be available through September 1, 2005 by dialing (800) 642-1687 or (706) 645-9291, ID# 8144874.

    About Serena Software, Inc.

    Serena Software (NASDAQ: SRNA) is the largest company solely focused on managing change in the IT environment. Serena's products and services automate process and control change for teams managing development, web content, and IT infrastructure. Based on 25 years of innovation in process and configuration management, Serena's SAFE(TM) solutions enable customers at more than 15,000 sites worldwide, including 98 of the Fortune 100, to improve IT governance, mitigate risks, support regulatory compliance, and boost productivity and quality. Serena is headquartered in San Mateo, California, with offices throughout the U.S., Europe, and Asia Pacific. For more information, please visit www.serena.com.

    This press release contains "forward-looking statements" under the Private Securities Reform Act of 1995. There can be no assurance that future results will be achieved, and actual results could differ materially from forecasts and estimates. Factors that could cause or contribute to such differences include, but are not limited to, the percentage of license revenue typically closed at the end of each quarter making estimation of operating results prior to the end of the quarter extremely uncertain; weak economic conditions worldwide which may continue to affect the overall demand for software and services, which has resulted in and could continue to result in decreased revenues or lower revenue growth rates; our ability to successfully integrate our acquisition of Merant plc.; changes in revenue mix and seasonality; dependence on revenues from our installed base; the expansion of our international organizations; continued demand for additional mainframe MIPS capacity; our ability to complete the assessment of internal controls over financial reporting as of January 31, 2006, as required by Section 404 of the Sarbanes-Oxley Act, which may impact market perception of the reliability of our internal controls over financial reporting and thus adversely affect the market price of our common stock; and our ability to manage our growth. Information about potential factors that could affect the Company's financial results is included in the Company's Form 10-K filed on April 8, 2005 and Form 10-Q filed on June 9, 2005. Serena assumes no obligation to update the forward-looking information contained in this press release.

    Trademarks

    Serena, TeamTrack, ChangeMan, Comparex and StarTool are registered trademarks of Serena Software Inc. SAFE is a trademark of Serena Software Inc. All other products or company names mentioned are used for identification purposes only, and may be trademarks of their respective owners.
    (C) 2005 Serena Software, Inc. All Rights Reserved.



                        SERENA Software, Inc.
           Condensed Consolidated Statements of Operations
                (In thousands, except per share data)
                          (Unaudited GAAP)


                               Three Months Ended    Six Months Ended
                                      July 31,           July 31,
                                 ----------------- ------------------
                                    2005     2004     2005      2004
                                 -------- -------- -------- ---------
Revenue:
   Software licenses              $18,821 $19,416 $ 40,999 $  35,256
   Maintenance                     34,218  25,732   67,214    40,497
   Professional services            6,366   6,812   12,501     9,949
                                   ------- ------- -------- ---------
      Total revenue                59,405  51,960  120,714    85,702
                                   ------- ------- -------- ---------
Cost of revenue:
   Software licenses                  919   1,025    1,522     1,351
   Maintenance                      3,267   3,151    6,687     4,714
   Professional services            6,113   6,259   11,959     9,048
   Amortization of acquired
    technology                      4,379   3,932    8,546     5,977
   Stock-based compensation             7      14       21        15
                                  -------- ------- -------- ---------
      Total cost of revenue        14,685  14,381   28,735    21,105
                                   ------- ------- -------- ---------
      Gross profit                 44,720  37,579   91,979    64,597
                                   ------- ------- -------- ---------
Operating expenses:
   Sales and marketing             16,694  18,131   34,472    27,488
   Research and development         8,563   8,875   17,419    13,824
   General and administrative       4,233   4,963    8,864     7,011
   Stock-based compensation           352     223      567       240
   Amortization of intangible
    assets                          2,582   2,986    5,396     3,936
   Acquired in-process research
    and development                    --      --       --    10,400
   Restructuring, acquisition
    and other charges                  --   1,556       --     1,766
                                   ------- ------- -------- ---------
    Total operating expenses       32,424  36,734   66,718    64,665
                                   ------- ------- -------- ---------
Operating income (loss)            12,296     845   25,261       (68)
Interest income                     1,378     728    2,490     2,043
Interest expense                     (825)   (825)  (1,650)   (1,650)
Amortization of debt issuance costs  (335)   (335)    (670)     (796)
                                   ------- ------- -------- ---------
   Income (loss) before income
    taxes                          12,514     413   25,431      (471)
Income taxes                        4,029     157    8,809     3,547
                                   ------- ------- -------- ---------
     Net income (loss)            $ 8,485 $   256 $ 16,622  ($ 4,018)
                                   ======= ======= ======== =========
Net income (loss) per share:
     Basic                        $  0.21 $  0.01 $   0.40   ($ 0.10)
                                   ======= ======= ======== =========
     Diluted                      $  0.18 $  0.01 $   0.34   ($ 0.10)
                                   ======= ======= ======== =========
Weighted average shares used in
 per share calculations:
     Basic                         41,165  43,955   41,445    41,413
                                   ======= ======= ======== =========
     Diluted                       51,758  43,955   52,273    41,413
                                   ======= ======= ======== =========
Net income (loss)                 $ 8,485 $   256 $  6,622  ($ 4,018)
After tax adjustment of
 convertible related expenses         697     N/A    1,396       N/A
                                   ------- ------- -------- ---------
Adjusted net income (loss) for
 diluted net income (loss) per
 share calculation                $ 9,182 $   256 $ 18,018  ($ 4,018)
                                   ======= ======= ======== =========


                        Serena Software, Inc.
                Condensed Consolidated Balance Sheets
                           (In thousands)
                          (Unaudited GAAP)

                                                  July 31, January 31,
                                                    2005      2005
                                                   --------  --------
                           Assets
Current assets
       Cash and cash equivalents                  $ 88,330  $133,330
       Restricted cash                               3,300     3,300
       Short-term investments                       43,232    16,778
       Accounts receivable, net                     29,876    40,988
       Deferred taxes                               12,267    12,267
       Prepaid expenses and other current assets     6,130     4,964
                                                   --------  --------
          Total current assets                     183,135   211,627
Long-term investments                               49,228    39,095
Restricted cash, non-current                         1,565     3,157
Property and equipment, net                          5,765     5,722
Goodwill, net                                      326,350   323,671
Other intangible assets, net                       100,855   107,790
Other assets                                         3,397     4,057
                                                   --------  --------
          Total assets                            $670,295  $695,119
                                                   ========  ========
            Liabilities and Stockholders' Equity
Current liabilities:
       Accounts payable                           $  1,948  $  3,415
       Income taxes payable                         32,364    27,667
       Accrued expenses                             20,417    26,103
       Accrued interest on subordinated notes          413       413
       Deferred revenue                             66,972    63,152
                                                   --------  --------
          Total current liabilities                122,114   120,750
Deferred revenue, net of current portion            12,829    13,110
Long-term liabilities                                2,321     2,660
Deferred taxes                                      38,308    40,983
Subordinated notes                                 220,000   220,000
                                                   --------  --------
          Total liabilities                        395,572   397,503
Stockholders' equity:
          Total stockholders' equity               274,723   297,616
                                                   --------  --------
          Total liabilities and stockholders'
           equity                                 $670,295  $695,119
                                                   ========  ========



The following table reconciles the GAAP financial measures to Non-GAAP:

                               Three Months Ended    Six Months Ended
                                     July 31,           July 31,
                                ----------------- -------------------
                                   2005     2004     2005       2004
                                 -------  -------  -------  ---------
GAAP net income (loss)          $ 8,485  $   256  $16,622   ($ 4,018)
  Amortization of acquired
   technology, intangible assets
   and stock based compensation   7,320    7,155   14,529     10,168
  Acquired in-process research
   and development                   --       --       --     10,400
  Revenue impact of deferred
   maintenance write-down,
   net of tax                        --    4,233      953      4,637
  Restructuring and acquisition
   charges, net of tax               --      964       --      1,099
                                -------- -------- --------  ---------
Non-GAAP net income              15,805   12,609   32,104     22,285
Add back:
  After tax adjustment of
   convertible related expenses     697      694    1,396      1,464
                                 -------  -------  -------  ---------
Non-GAAP net income for
 purposes of computing
  fully diluted EPS             $16,502  $13,303  $33,500  $  23,749
                                 =======  =======  =======  =========
Fully diluted shares
 outstanding                     51,758   54,539   52,273     52,078
                                 =======  =======  =======  =========
Non-GAAP net income per fully
 diluted share                  $  0.32  $  0.24  $  0.64  $    0.46
                                 =======  =======  =======  =========


    CONTACT: Serena Software, Inc.
             Robert I. Pender, Jr., 650-522-6604
             or
             Citigate Sard Verbinnen
             Victoria Hofstad, 212-687-8080